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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Shareholders of
Telewest Communications plc:

We consent to the incorporation by reference in the registration statement (No. 333-29451) on Form S-4, as amended, of Tele-Communications, Inc. of our report, dated March 11, 1997, relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Audit Plc
KPMG Audit Plc
Chartered Accountants
Registered Auditors

London, England

June 30, 1997